UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

Car Charging Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-149784	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1691 Michigan Avenue, Sixth Floor
Miami Beach, Florida 33139
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

On December 4, 2012, the Board of Directors of Car Charging Group, Inc. (the “Company”) approved an Amendment to the Certificate of Designation (the “Amendment”) of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”). The Amendment removed restrictions on converting the Preferred Stock, if the conversion would result in the shareholder beneficially owning more than 4.99% or 9.99% of the outstanding shares of the Company’s common stock. The Amendment was also approved by a majority of shareholders of the Preferred Stock.

The Company filed the Amendment with the State of Nevada on December 6, 2012.

The foregoing description of the Amendment does is qualified in its entirety by reference to the provisions of the Amendment to the Series A Certificate of Designation filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit Number	Description
3.1	Amendment to Series A Certificate of Designation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 31, 2012

Car Charging Group, Inc.

By:	/s/ Michael D. Farkas
Michael D. Farkas
Chief Executive Officer